EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Net 1 UEPS Technologies, Inc. and its subsidiaries (collectively, the “Company”), and the effectiveness of the Company’s internal control over financial reporting, dated August 20, 2015, appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2015.

/s/ Deloitte & Touche (South Africa)
Johannesburg, South Africa
Registered Auditors
December 3, 2015

National Executive: *LL Bam Chief Executive *AE Swiegers Chief Operating Officer *GM Pinnock Audit
*N Sing Risk Advisory *NB Kader Tax TP Pillay Consulting S Gwala BPaaS
*K Black Clients & Industries *JK Mazzocco Talent & Transformation *MJ Jarvis Finance
*M Jordan Strategy *MJ Comber Reputation & Risk *TJ Brown Chairman of the Board

A full list of partners and directors is available on request	*Partner and Registered Auditor